EXHIBIT 23.2

                 CONSENT OF MCDONNELL BOEHNEN HULBERT & BERGHOFF

              [Letterhead of McDonnell Boehnen Hulbert & Berghoff]

                                                             July 2, 1999

Hybridon, Inc.
155 Fortune Blvd.
Milford, MA 01757

                  RE:  Hybridon, Inc -- Registration Statement on Form S-1

Dear Sirs:

            McDonnell, Boehnen, Hulbert & Berghoff hereby consents to the reference to our firm under the section "The Company - Patents, Trade Secrets and Licenses" included in this Registration Statement on Form S-1 of Hybridon, Inc., and any pre-effective or post-effective amendments thereto.

                                                     Very truly yours,


                                                     /s/ John J. McDonnell
                                                     ---------------------
                                                     John J. McDonnell



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